Exhibit 99.1

News Release

Hilb Rogal & Hobbs Company	Investor Contact:	Carolyn Jones
4951 Lake Brook Drive, Suite 500	Phone:	(804) 747-3108
Glen Allen, Virginia 23060	Fax:	(804) 747-6046

FOR IMMEDIATE RELEASE

July 30, 2008

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2008 SECOND QUARTER

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE:HRH), one of the world’s largest insurance and risk management intermediaries, today reported financial results for the second quarter and six months ended June 30, 2008. On June 8, 2008, HRH and Willis Group Holdings Limited (Willis) announced a definitive agreement providing for the merger of HRH and a wholly-owned subsidiary of Willis. Under the terms of the agreement, if the merger is completed, all of the outstanding shares of HRH common stock will be converted into the right to receive cash, Willis common stock or a combination of cash and stock. The transaction, which is expected to close in the fourth quarter of 2008, is subject to customary closing conditions, including HRH shareholder approval.

Net income for the second quarter 2008 reflected a non-cash $18.4 million ($0.51 per share) intangible asset impairment charge related to HRH Reinsurance Brokers Limited, a London-based reinsurance subsidiary, as a result of the departure of certain key producers prior to the HRH/Willis merger announcement who were responsible for a significant portion of the operation’s revenue. Subsequent to the end of the second quarter, the company entered into a revenue sharing agreement with Willis to retain the subsidiary’s clients. This operation, which was acquired in 2003 prior to the 2007 acquisition of Glencairn Group Limited, represents less than 0.8% of the company’s revenues and less than 1.4% of the company’s operating profit for the twelve-month period ended June 30, 2008.

Net income for the second quarter decreased to $1.1 million, or $0.03 per share, compared with $22.2 million, or $0.60 per share, for the same 2007 period. Operating net income decreased to $1.5 million, or $0.04 per share, compared with $22.2 million, or $0.60 per share, for the 2007 second quarter. The second quarter operating net income plus amortization and the intangible asset impairment charge increased on a per share basis by 5.1% from $0.79 per share to $0.83 per share. The operating margin for the 2008 second quarter decreased to 22.7% from 24.6% for the 2007 second quarter.

For the quarter, the continued sharp decline in property and casualty premium rates and the aforementioned intangible asset impairment charge significantly influenced financial results. In addition, the operating earnings per share comparison for the quarter was affected by the dilutive impact from the acquisition of Banc of America Corporate Insurance Agency, LLC (BACIA) ($0.04) and increased professional and claims fees ($0.04), the latter in part related to a legal matter for which the company received a settlement in July 2008 of $9.8 million. These two factors reduced the operating profit margin by 2.5 percentage points in the quarter.

For the 2008 second quarter, total revenues were $210.6 million, compared with $200.1 million in the 2007 second quarter, an increase of 5.3%. Core commissions and fees rose 4.4% to $195.6 million for the quarter, compared with $187.4 million for the same period in 2007. The 2008 second quarter revenue increase reflected acquisitions and new business, offset by the effects of continued declines in property and casualty premium rates. Contingent commissions increased $3.6 million to $12.0 million from the same period in 2007.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2008 SECOND QUARTER – Continued

Organic growth on core commissions and fees was (5.0)% for the 2008 second quarter. Organic growth for each of the company’s reportable segments is included in a separate table in this release. Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures which closed less than one year ago.

For the first six months of 2008, net income was $16.6 million, or $0.46 per share, compared with $47.4 million, or $1.29 per share, in the same period of 2007. Operating net income for the period was $16.8 million, or $0.46 per share, compared with $46.1 million, or $1.25 per share, a year ago. For the period, operating net income plus amortization and the intangible asset impairment charge decreased on a per share basis by 7.9% from $1.64 per share to $1.51 per share. For the six months, the operating margin was 21.5% for 2008 compared with 25.5% for 2007.

In addition to the difficult rate environment and intangible asset impairment charge, the year-to-date results were adversely affected by the dilutive impact from the BACIA acquisition ($0.09); increased professional and claims fees ($0.08), related in part to the aforementioned settlement in July 2008; the timing related to the shift from contingent to supplemental commissions ($0.05); and increased costs related to the employee medical program ($0.02). These four factors reduced the operating profit margin by 3.2 percentage points in the six-month period ended June 30, 2008.

For the first six months of 2008, total revenues rose 4.8% to $417.5 million from $398.3 million a year ago. Core commissions and fees increased 8.2% to $374.7 million from $346.5 million last year, affected primarily by the same drivers that influenced the second quarter. Organic growth for the 2008 period was (2.2)%.

During the quarter, the company repurchased 174,000 shares of its common stock for $5.3 million. For the year-to-date period, an aggregate of 656,000 shares were repurchased for $20.3 million.

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, “Our strategies to increase market share, continuously improve service and raise profitability benefited from progress during the quarter in business development, service excellence and process improvement initiatives. Nevertheless, the persistent decline in property and casualty rates and a softening economy left little room for departures from plan, of which there were two notable instances in the quarter, dilution from an acquisition and increased litigation expenses, each also present last quarter. After the quarter, one major contributor to litigation expense was resolved decisively in our favor. The acquisition dilution issue will take longer to resolve than we initially thought, but its strategic fit and prospects remain attractive. In the meantime, the challenging economy and volatile insurance markets create many opportunities to build existing client relationships through superior risk management support and service, and introduce new ideas to prospective clients.”

F. Michael Crowley, president and chief operating officer, added, “The vast majority of HRH’s business performed on or close to operating targets during the quarter. Excluding the two instances noted above, the 2008 second quarter would have been similar in many respects to the 2007 second quarter, reflective of the current market setting, but also indicative of market share growth. Of the two exceptions, the dilutive acquisition involved issues, all of which have been or are currently being addressed. The litigation expenses included a restrictive covenant matter relating to one office mentioned last quarter, which was concluded in July with a $9.8 million payment to HRH. While the office remained profitable, the lost business and legal expenses affected our results for the quarter.”

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2008 SECOND QUARTER – Continued

About HRH

Hilb Rogal & Hobbs Company is the eighth largest insurance and risk management intermediary in the United States, with over 140 offices throughout the United States and the world. HRH helps clients manage their risks in property and casualty, employee benefits, professional liability and other areas of specialized exposure. In addition, HRH offers a full range of personal and corporate financial products and services. HRH is focused on understanding our clients’ businesses, employees and risks, as well as the insurance and financial markets, so that we can develop insurance, risk management and employee benefits solutions that best fit their needs. The company’s common stock is traded on the New York Stock Exchange, symbol HRH. More information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

Important Merger-Related Information

The proposed merger between Willis and HRH will be submitted to the HRH shareholders for their consideration. Willis has filed with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 that includes a preliminary proxy statement of HRH that also constitutes a prospectus of Willis. HRH shareholders and other investors are urged to read the Registration Statement and the definitive proxy statement/prospectus regarding the proposed transaction when it becomes available, as well as any other relevant documents concerning the proposed transaction and the companies that HRH or Willis files with the SEC (and any amendments or supplements to those documents), because these will contain important information. Investors will be able to obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about Willis and HRH, without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. You may also obtain these documents, free of charge, from Willis’ website (www.willis.com) under the tab “Investor Relations” and then under the heading “Financial Reporting” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from HRH’s website (www.hrh.com) under the heading “Investor Relations” and then under the tab “SEC Filings.”

Willis, HRH and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from HRH shareholders in connection with the proposed transaction. Information about Willis’ directors and executive officers is available in Willis’ proxy statement, dated March 17, 2008. Information about HRH’s directors and executive officers is available in HRH’s proxy statement, dated March 31, 2008. Additional information about the interests of potential participants will be included in the definitive prospectus/proxy statement when it becomes available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus, meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

Forward-looking statements made during the course of our conference calls, in filings by the company with the SEC, in the company’s press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized company executive officer, may include the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions and are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2008 SECOND QUARTER – Continued

While forward-looking statements are provided to assist in the understanding of the company’s anticipated future financial performance, the company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the company’s control. Although the company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by such forward-looking statements for a variety of reasons. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are based on premiums set by insurers and any decreases in these premium rates could result in revenue decreases for the company; the level of contingent commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company’s growth has been enhanced through acquisitions, but the company may not be able to successfully identify and attract suitable acquisition candidates and complete acquisitions; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues; the company’s success in the future depends, in part, on the company’s ability to attract and retain quality producers; the company may be subject to increasing costs arising from errors and omissions claims against the company; the company is subject to governmental regulation which may impact operating results and/or growth; the business practices and broker compensation arrangements of the company are subject to uncertainty due to investigations by governmental authorities and related private litigation; the company is subject to a number of investigations and legal proceedings, which if determined unfavorably for the company, may adversely affect the company’s results of operations; a decline in the company’s ability to obtain new financing and/or refinance current borrowings may adversely affect the company; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations; the company’s operating results could be adversely affected if the value of intangible assets is not fully realized; the company has international operations, particularly in the United Kingdom, which expose the company to various legal, economic and market risks including foreign currency exchange rate fluctuations; customer loss and business disruption as a result of the pendency of the HRH/Willis merger, including without limitation difficulties in maintaining relationships with employees, and merger-related expenses, may be greater than expected; completion of the merger is subject to the satisfaction of various conditions to closing set forth in the definitive merger agreement between HRH and Willis, including without limitation receipt of HRH shareholder approval, and the merger may not be completed on the anticipated schedule or at all; and, if the merger is completed, the success of the HRH/Willis merger is subject to risks and uncertainties, including without limitation the risk that Willis may not be able to achieve the expected cost savings, synergies and other strategic benefits from the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected, and the integration of HRH with Willis’ operations may not be successful or may be materially delayed or may be more costly or difficult than expected.

The company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
REVENUES
Core commissions and fees	$195,606	$187,391	$374,732	$346,460
Contingent commissions	12,033	8,456	36,196	41,575
Investment income	1,994	3,123	4,652	6,160
Other	995	1,121	1,877	4,089

	210,628	200,091	417,457	398,284
OPERATING EXPENSES
Compensation and employee benefits	118,205	111,554	241,639	220,672
Other operating expenses	42,290	36,837	80,995	69,859
Depreciation	2,269	2,189	4,609	4,302
Amortization of intangibles	10,038	7,095	19,879	14,509
Interest expense	6,182	5,154	13,260	10,645
Intangible asset impairment charge	18,439	—	18,439	—
Merger costs	798	—	798	—

	198,221	162,829	379,619	319,987

INCOME BEFORE INCOME TAXES	12,407	37,262	37,838	78,297
Income taxes	11,284	15,050	21,192	30,863

NET INCOME	$1,123	$22,212	$16,646	$47,434

Net Income Per Share:
Basic	$0.03	$0.61	$0.46	$1.30

Assuming Dilution	$0.03	$0.60	$0.46	$1.29

Dividends Per Share	$0.14	$0.13	$0.27	$0.25

Weighted Average Shares Outstanding:
Basic	36,135	36,582	36,324	36,398

Assuming Dilution	36,314	37,067	36,535	36,896

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	JUNE 30, 2008	DECEMBER 31, 2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$277,781	$294,407
Receivables (net)	345,982	366,215
Prepaid expenses and other current assets	41,139	42,200

TOTAL CURRENT ASSETS	664,902	702,822
PROPERTY & EQUIPMENT (NET)	26,089	26,023
INTANGIBLE ASSETS (NET)	1,032,331	1,052,278
OTHER ASSETS	37,312	36,303

	$1,760,634	$1,817,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$431,877	$453,850
Accounts payable	31,013	32,380
Accrued expenses	38,334	54,290
Premium deposits and credits due customers	50,062	69,284
Current portion of long-term debt	17,888	14,705

TOTAL CURRENT LIABILITIES	569,174	624,509
LONG-TERM DEBT	407,082	412,432
DEFERRED INCOME TAXES	52,181	50,524
OTHER LONG-TERM LIABILITIES	51,054	46,758
SHAREHOLDERS’ EQUITY
Common Stock (outstanding 36,435 and 36,749 shares, respectively)	262,685	271,263
Retained earnings	416,254	409,443
Accumulated other comprehensive income	2,204	2,497

	681,143	683,203

	$1,760,634	$1,817,426

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED JUNE 30,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED JUNE 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$1,123	$22,212	$0.03	$0.60
Excluding:
Non-operating gains, net of taxes	(68)	4	—	—
Merger costs, net of taxes	486	—	0.01	—

OPERATING NET INCOME	1,541	22,216	0.04	0.60
Plus:
Amortization of intangibles, before tax	10,038	7,095	0.28	0.19
Intangible asset impairment charge, before tax	18,439	—	0.51	—

OPERATING NET INCOME PLUS AMORTIZATION OF INTANGIBLES AND INTANGIBLE ASSET IMPAIRMENT CHARGE	$30,018	$29,311	$0.83	$0.79

	OPERATING PROFIT THREE MONTHS ENDED JUNE 30,		OPERATING REVENUE THREE MONTHS ENDED JUNE 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$1,123	$22,212	$210,628	$200,091
Excluding:
Non-operating gains	(111)	(258)	(111)	(258)
Amortization of intangibles	10,038	7,095	—	—
Interest expense	6,182	5,154	—	—
Intangible asset impairment charge	18,439	—	—	—
Merger costs	798	—	—	—
Income taxes	11,284	15,050	—	—

OPERATING PROFIT / REVENUE	$47,753	$49,253	$210,517	$199,833

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME SIX MONTHS ENDED JUNE 30,		NET INCOME PER SHARE ASSUMING DILUTION SIX MONTHS ENDED JUNE 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$16,646	$47,434	$0.46	$1.29
Excluding:
Non-operating gains, net of taxes	(313)	(1,361)	(0.01)	(0.04)
Merger costs, net of taxes	486	—	0.01	—

OPERATING NET INCOME	$16,819	46,073	0.46	1.25
Plus:
Amortization of intangibles, before tax	19,879	14,509	0.54	0.39
Intangible asset impairment charge, before tax	18,439	—	0.51	—

OPERATING NET INCOME PLUS AMORTIZATION OF INTANGIBLES AND INTANGIBLE ASSET IMPAIRMENT CHARGE	$55,137	$60,582	$1.51	$1.64

	OPERATING PROFIT SIX MONTHS ENDED JUNE 30,		OPERATING REVENUE SIX MONTHS ENDED JUNE 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$16,646	$47,434	$417,457	$398,284
Excluding:
Non-operating gains	(513)	(2,542)	(513)	(2,542)
Amortization of intangibles	19,879	14,509	—	—
Interest expense	13,260	10,645	—	—
Intangible asset impairment charge	18,439	—	—	—
Merger costs	798	—	—	—
Income taxes	21,192	30,863	—	—

OPERATING PROFIT / REVENUE	$89,701	$100,909	$416,944	$395,742

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except percentages)

	GAAP REVENUE THREE MONTHS ENDED JUNE 30,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS) / DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2008	2007
Core Commissions & Fees:
Domestic Retail	$166,781	$156,068	$10,713	6.9%	$(17,280)	(4.2)%
Excess & Surplus	10,087	10,136	(49)	(0.5)	(327)	(3.7)
International	14,053	15,666	(1,613)	(10.3)	—	(10.3)
Other	4,685	5,521	(836)	(15.1)	—	(15.1)

Total	$195,606	$187,391	$8,215	4.4%	$(17,607)	(5.0)%

	GAAP REVENUE SIX MONTHS ENDED JUNE 30,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS) / DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2008	2007
Core Commissions & Fees:
Domestic Retail	$320,518	$289,952	$30,566	10.5%	$(34,618)	(1.4)%
Excess & Surplus	18,487	18,054	433	2.4	(1,376)	(5.2)
International	25,631	27,242	(1,611)	(5.9)	—	(5.9)
Other	10,096	11,212	(1,116)	(10.0)	—	(10.0)

Total	$374,732	$346,460	$28,272	8.2%	$(35,994)	(2.2)%

-—END-—